UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): February 26, 2019

Shiloh Industries, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	0-21964	51-0347683
(State of Other Jurisdiction of Incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

880 Steel Drive, Valley City, Ohio 44280

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code:

(330) 558-2600

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

2019 Equity and Incentive Compensation Plan

On February 26, 2019, at the 2019 Annual Meeting of Stockholders (the “Annual Meeting”) of Shiloh Industries, Inc. (the “Company”), the stockholders of the Company approved the Company’s 2019 Equity and Incentive Compensation Plan (the “Equity Plan”), which replaces the Company’s 2016 Equity and Incentive Compensation Plan (the “Predecessor Plan”). The following description of the Equity Plan is qualified in its entirety by reference to the Equity Plan, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

In general, the Equity Plan will be administered by the Compensation Committee (the “Compensation Committee”) of the Company’s Board of Directors (the “Board”) and will enable the Compensation Committee to provide equity and incentive compensation to (1) officers and other employees of the Company and its subsidiaries, including persons who have agreed to commence serving in such capacity within 90 days of the grant of the applicable award, (2) non-employee directors, and (3) certain other individuals who provide employee-type services. Pursuant to the Equity Plan, the Company may grant equity-based and cash-based compensation generally in the form of stock options, appreciation rights, restricted shares, restricted stock units, performance shares, performance units, cash incentive awards, dividend equivalents, and other stock-based awards, in each case, subject to terms and conditions as further described in the Equity Plan.

Subject to adjustment as described in the Equity Plan, and subject to the Equity Plan’s share counting rules, the total number of shares of the Company’s common stock that are available for awards under the Equity Plan is equal to 1,500,000, plus the remaining number of shares of common stock available under the Predecessor Plan as of the date of its termination. These shares may be shares of original issuance or treasury shares, or a combination of both. The aggregate number of shares available under the Equity Plan will be reduced by one share of common stock for every one share subject to an award granted under the Equity Plan.

The Equity Plan also provides that, subject to adjustment as described in the Equity Plan:

•	the aggregate number of shares of common stock actually issued or transferred upon the exercise of incentive stock options will not exceed 1,500,000 shares of common stock;

•	no participant will be granted stock options to acquire, and/or appreciation rights in respect of more than 500,000 shares of common stock in the aggregate during any calendar year;

•

no participant will be granted awards of restricted shares, restricted stock units, performance shares, and/or other stock-based awards subject to or in respect of more than 350,000 shares of common stock in the aggregate during any calendar year;

•

no participant in any calendar year will receive an award of performance units and/or other awards payable in cash (other than cash incentive awards) having an aggregate maximum value as of their respective grant dates in excess of $6,000,000;

•	no non-employee director will be granted, during any calendar year, awards under the Equity Plan having an aggregate maximum value in excess of $500,000; and

•

up to 5% of the maximum number of shares available for awards under the Equity Plan, as may be adjusted pursuant to the terms of the Equity Plan, may be used for awards that do not comply with applicable one-year minimum vesting period requirements under the Equity Plan.

Shares of common stock subject to, or issued or transferred in settlement of, awards granted under the Equity Plan in substitution for, conversion of, or in connection with an assumption of stock options, stock appreciation rights, restricted stock, restricted stock units, or other stock or stock-based awards held by awardees of an entity engaging in a corporate acquisition or merger transaction with the Company or any of its subsidiaries will not count against (or be added back to) the aggregate share limit or other Equity Plan limits described above. Additionally, shares available under certain plans that the Company or its subsidiaries may assume in connection with corporate transactions from another entity may be available for certain awards under the Equity Plan, under circumstances further described in the Equity Plan, but will not count against the aggregate share limit or other Equity Plan limits described above. Shares underlying certain awards under the Equity Plan and the Predecessor Plan that are forfeited, cancelled, expire, or are settled for cash will again be available under the Equity Plan, as further described in the Equity Plan.

The Board generally will be able to amend the Equity Plan, subject to stockholder approval in certain circumstances as described in the Equity Plan.

NEO Management Incentive Plan

On February 26, 2019, at a meeting of the Compensation Committee, the Compensation Committee approved the Company’s NEO Management Incentive Plan (the “NEO Incentive Plan”). The NEO Incentive Plan will become effective—and named executive officers will become eligible to participate in—the NEO Incentive Plan beginning November 1, 2019, which coincides with the expiration of the Shiloh Industries, Inc. Management Incentive Plan on that same date. The NEO Incentive Plan will remain in effect unless terminated by the Compensation Committee at any time that there are no outstanding award payments under the NEO Incentive Plan that are not completed.

In general, the NEO Incentive Plan will be administered by the Compensation Committee and is intended to retain and motivate the Company’s named executive officers to consistently and productively work towards the achievement of the organizational and individual objectives and performance goals of the Company measured on a short term basis. Under the NEO Incentive Plan, the Compensation Committee may provide a cash incentive bonus (an “Incentive Bonus”) when the Company’s objectives and individual goals are achieved, as determined by the Compensation Committee.

The Compensation Committee will determine, at the time an Incentive Bonus is granted, the management objectives for each eligible participant and the amount of Incentive Bonus (or formula for determining such amount) upon full achievement of the specified management objectives. The Compensation Committee may stipulate a minimum acceptable level of achievement below which no Incentive Bonus will be paid and will set forth a formula for determining the amount of any payment to be made if performance is at or above the minimum acceptable level but falls short of full achievement of the management objectives or if performance exceeds the achievement of the management objectives. Payment of each Incentive Bonus will be made as soon as practicable after the end of the performance period to which the Incentive Bonus relates and after the Compensation Committee certifies the management objectives were satisfied.

Item 5.07	Submission of Matters to a Vote of Security Holders.

The Annual Meeting was held on February 26, 2019 in Valley City, Ohio. The Annual Meeting proposals were described in detail in the Company’s definitive proxy statement filed on January 17, 2019 with the Securities and Exchange Commission. The final results of the voting are shown below.

Proposal No. 1: Election of Directors.

The Company’s stockholders elected the following nominees for Class II directors for a term of three years by the following vote:

Nominee	For	Withheld	Broker Non-votes
Cloyd J. Abruzzo	17,081,221	2,027,626	3,088,171
Dieter Kaesgen	18,427,282	681,565	3,088,171

Proposal No. 2: Ratification of Company’s Independent Registered Public Accounting Firm

The proposal to approve, on an advisory basis, the Company’s independent registered public accounting firm was approved by the Company’s stockholders as follows:

For	Against	Abstain	Broker Non-votes
21,868,090	153,275	175,653	0

Proposal No. 3: Advisory Vote on Named Executive Officer Compensation

The proposal to approve, on an advisory basis, the compensation of the Company’s named executive officers as disclosed in the Company’s proxy statement was approved by the Company’s stockholders as follows:

For	Against	Abstain	Broker Non-votes
14,314,488	4,757,416	36,943	3,088,171

Proposal No. 4: Advisory Vote on Frequency of the Advisory Vote on Named Executive Compensation

The Company’s stockholders voted for an advisory vote on named executive officer compensation to be held every three years:

3 Years	2 Years	1 Year	Abstain	Broker Non-votes
12,186,571	15,967	6,840,086	66,223	3,088,171

In light of such voting results and the prior recommendation of the Board, the Board has determined, at its meeting also held on February 26, 2019, that it will not hold the next stockholder advisory vote on named executive officer compensation until the 2022 Annual Meeting of Stockholders of the Company.

Proposal No. 5: Approval of the Shiloh Industries, Inc. 2019 Equity and Incentive Compensation Plan

The Company’s stockholders approved the Shiloh Industries, Inc. 2019 Equity and Incentive Compensation Plan by the following vote:

For	Against	Abstain	Broker Non-votes
14,206,814	4,114,673	787,360	3,088,171

Proposal No. 6: Approval of an Amendment to the Company’s Restated Certificate of Incorporation in Order to Increase the Company’s Authorized Shares of Common Stock

The Company’s stockholders approved an amendment to the Company’s restated certificate of incorporation to increase the Company’s authorized shares of common stock by the following vote:

For	Against	Abstain	Broker Non-votes
20,374,488	970,344	852,186	0

Item 9.01	Financial Statements and Exhibits

(d) Exhibits.

Exhibit Number	Description

10.1	Shiloh Industries, Inc. 2019 Equity and Incentive Compensation Plan (filed as Appendix A to the Registrant’s definitive proxy statement on Schedule 14A filed on January 17, 2019, SEC File No. 000-21964, and incorporated herein by reference and made a part hereof).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SHILOH INDUSTRIES, INC.

	By:	/s/ Kenton M. Bednarz
Kenton M. Bednarz
Date: March 1, 2019		Vice President, Legal and Government Affairs, and Secretary